    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 2000


                                                      REGISTRATION NO. 333-44384
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                     ADVANCED THERMAL SCIENCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                             3559                            58-2367120
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                           3355 EAST LA PALMA AVENUE

                               ANAHEIM, CA 92806
                                 (714) 688-4200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
              AMIN J. KHOURY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     ADVANCED THERMAL SCIENCES CORPORATION
                           3355 EAST LA PALMA AVENUE
                               ANAHEIM, CA 92806
                                 (714) 688-4200
                (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

               ROHAN S. WEERASINGHE                                  VICTOR A. HEBERT
                SHEARMAN & STERLING                         HELLER EHRMAN WHITE & MCAULIFFE LLP
               599 LEXINGTON AVENUE                                   333 BUSH STREET
              NEW YORK, NY 10022-6069                             SAN FRANCISCO, CA 94104
                  (212) 848-4000                                      (415) 772-6000

                            ------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

        As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
          TITLE OF EACH CLASS OF                        PROPOSED MAXIMUM                              AMOUNT OF
       SECURITIES TO BE REGISTERED                AGGREGATE OFFERING PRICE(1)                    REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------------------
Class A common stock, $0.01 par value.....                $50,600,000                                  $13,359
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(2) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 2 (this "Amendment") is being filed solely for the purpose of filing an exhibit to the Registration Statement on Form S-1 (Registration No. 333-44384) (the "Registration Statement") filed with the Securities and Exchange Commission by Advanced Thermal Sciences Corporation. This Amendment does not contain a copy of the prospectus included in the Registration Statement, which is unchanged.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                              AMOUNT TO BE
                                                              PAID BY ATS
                                                              ------------
SEC registration fee........................................   $   13,359
NASD filing fee.............................................        5,560
Nasdaq National Market listing fee..........................       60,000
Printing and engraving expenses.............................      300,000
Legal fees and expenses.....................................      600,000
Accounting fees and expenses................................      300,000
Blue Sky qualification fees and expenses....................        3,500
Transfer Agent and Registrar fees...........................       20,000
Miscellaneous fees and expenses.............................      197,581
                                                               ----------
          Totals............................................   $1,500,000
                                                               ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VIII of our Amended and Restated Certificate of Incorporation (Exhibit 3.1 hereto) and Article 8.1 of our Amended and Restated Bylaws (Exhibit 3.2 hereto) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law. The Underwriting Agreement (Exhibit
1.1 hereto) also provides for cross-indemnification among ATS and B/E Aerospace, on the one hand, and the underwriters, on the other hand, with respect to matters arising under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with our incorporation in December 1997, we issued 1,000 shares of our common stock to B/E Aerospace, our parent company, in consideration for cash consideration of $1,000. The share amount issued to B/E Aerospace does not reflect the ten thousand-for-one split of our common stock effected in July 2000. The issuance of these securities was deemed to be exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Act as a transaction by an issuer not involving any public offering. On July 14, 2000 we issued options to purchase 1,200,000 shares of our common stock at an exercise price of $6.75 per share to eight of our employees and options to purchase 100,000 shares of our common stock at an exercise price of $6.75 per share to four of our non-employee directors. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act for transactions pursuant to compensation benefit plans and contracts relating to compensation. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS.


NUMBER   DESCRIPTION
------   -----------
 1.1*    Form of Underwriting Agreement.
 3.1**   Amended and Restated Certificate of Incorporation of the
         Registrant.
 3.2**   Amended and Restated Bylaws of the Registrant.
 4.1*    Specimen Stock Certificate.
 5.1*    Opinion of Shearman & Sterling.
10.1**   Form of Cross-License Agreement between BE Aerospace, Inc.
         and the Registrant.
10.2**   Form of Asset Purchase Agreement between BE Aerospace, Inc.
         and the Registrant.
10.3**   Transition Services Agreement dated as of July 31, 2000
         between BE Aerospace, Inc. and the Registrant.
10.4**   Tax Allocation Agreement dated as of July 31, 2000 between
         BE Aerospace, Inc. and the Registrant.
10.5**   Advanced Thermal Sciences Corporation Stock Option Plan.
10.6**   Advanced Thermal Sciences Corporation Employee Stock
         Purchase Plan.
10.7**   Advanced Thermal Sciences Corporation Directors' Stock
         Option Plan.
10.8*    Advanced Thermal Sciences Corporation Non-Employee
         Directors' Stock and Deferred Compensation Plan.
10.9**   Sublease Agreement dated August 1, 2000 between B/E
         Aerospace and Registrant.
10.10+   Strategic Teaming Agreement between Helix Technology
         Corporation and the Registrant.
10.11**  Registration Rights Agreement dated as of July 31, 2000 between BE Aerospace, Inc. and the Registrant.
10.12**  Employment Agreement with Amin J. Khoury.
10.13**  Employment Agreement with R. Bruce Thayer.
10.14**  Employment Agreement with Kenneth W. Cowans.
10.15**  Employment Agreement with Gregory J. Mills.
10.16**  Employment Agreement with Lloyd D. Golobay.
10.17**  Employment Agreement with Cameron H. Adamson.
23.1**   Consent of Deloitte & Touche LLP.
23.2**   Consent of Shearman & Sterling (see Exhibit 5.1).
24.1**   Power of Attorney (see page II-4).
27.1**   Financial Data Schedule.


---------------
 * To be supplied by amendment.

** Previously filed.


 + The Registrant intends to apply for confidential treatment of portions of this Exhibit. Accordingly, portions thereof have been omitted and will be filed separately.

  (B) FINANCIAL STATEMENT SCHEDULE.

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

To the Board of Directors and Shareholder of Advanced Thermal Sciences Corporation

     We have audited the accompanying balance sheets of Advanced Thermal Sciences Corporation (formerly Advanced Thermal Technologies, Inc.) (a wholly owned subsidiary of BE Aerospace, Inc.) (the "Company") as of February 26, 2000 and February 27, 1999, and the related statements of operations, shareholder's deficit and cash flows for each of the three fiscal years in the period ended February 26, 2000 and have issued our report thereon dated August 14, 2000 (except Note 9 which is as of September 20, 2000) included elsewhere in this Registration Statement. Our audits also included the financial statement schedule listed in Item 16 of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Costa Mesa, California
August 14, 2000

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                    BALANCE                                       BALANCE
                                                  AT BEGINNING                                    AT END
                                                   OF PERIOD     EXPENSES   OTHER   DEDUCTIONS   OF PERIOD
                                                  ------------   --------   -----   ----------   ---------
Allowance for doubtful accounts:
Six months ended August 26, 2000 (unaudited)....      $ 20         $ --      $--       $--         $ 20
Year ended February 26, 2000....................        --           20      --         --           20
Reserve for obsolete inventories:
Six months ended August 26, 2000 (unaudited)....      $150         $209      $--       $--         $359
Year ended February 26, 2000....................        --          150      --         --          150
Reserve for warranty:
Six months ended August 26, 2000 (unaudited)....      $688         $381      $--       $98         $971
Year ended February 26, 2000....................        66          650      --         28          688
Year ended February 27, 1999....................        --           66      --         --           66

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anaheim, State of California on October 10, 2000.


                                        ADVANCED THERMAL SCIENCES CORPORATION

                                        By: /s/ AMIN J. KHOURY
                                           -------------------------------------
                                            Amin J. Khoury
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


              SIGNATURE                                   TITLE                            DATE
              ---------                                   -----                            ----
                  *                      Chief Executive Officer and Chairman of     October 10, 2000
------------------------------------       the Board (Principal Executive
           Amin J. Khoury                  Officer)

                  *                      President, Chief Operating Officer and      October 10, 2000
------------------------------------       Director
           R. Bruce Thayer

                  *                      Vice President, Chief Financial Officer     October 10, 2000
------------------------------------       and Treasurer (Principal Financial and
         Cameron H. Adamson                Accounting Officer)

                  *                      Director                                    October 10, 2000
------------------------------------
          Roger D. Emerick

                  *                      Director                                    October 10, 2000
------------------------------------
         Robert J. Lepofsky

                  *                      Director                                    October 10, 2000
------------------------------------
           Amin C. Khoury

                  *                      Director                                    October 10, 2000
------------------------------------
         Robert J. Therrien

       *By: /s/ AMIN J. KHOURY
------------------------------------
           Amin J. Khoury
          Attorney-in-fact

                                 EXHIBIT INDEX


NUMBER   DESCRIPTION
------   -----------
 1.1*    Form of Underwriting Agreement.
 3.1**   Amended and Restated Certificate of Incorporation of the
         Registrant.
 3.2**   Amended and Restated Bylaws of the Registrant.
 4.1*    Specimen Stock Certificate.
 5.1*    Opinion of Shearman & Sterling.
10.1**   Form of Cross-License Agreement between BE Aerospace, Inc.
         and the Registrant.
10.2**   Form of Asset Purchase Agreement between BE Aerospace, Inc.
         and the Registrant.
10.3**   Transition Services Agreement dated as of July 31, 2000
         between BE Aerospace, Inc. and the Registrant.
10.4**   Tax Allocation Agreement dated as of July 31, 2000 between
         BE Aerospace, Inc. and the Registrant.
10.5**   Advanced Thermal Sciences Corporation Stock Option Plan.
10.6**   Advanced Thermal Sciences Corporation Employee Stock
         Purchase Plan.
10.7**   Advanced Thermal Sciences Corporation Directors' Stock
         Option Plan.
10.8*    Advanced Thermal Sciences Corporation Non-Employee
         Directors' Stock and Deferred Compensation Plan.
10.9**   Sublease Agreement dated August 1, 2000 between B/E
         Aerospace and Registrant.
10.10+   Strategic Teaming Agreement between Helix Technology
         Corporation and the Registrant.
10.11**  Registration Rights Agreement dated as of July 31, 2000 between BE Aerospace, Inc. and the Registrant.
10.12**  Employment Agreement with Amin J. Khoury.
10.13**  Employment Agreement with R. Bruce Thayer.
10.14**  Employment Agreement with Kenneth W. Cowans.
10.15**  Employment Agreement with Gregory J. Mills.
10.16**  Employment Agreement with Lloyd D. Golobay.
10.17**  Employment Agreement with Cameron H. Adamson.
23.1**   Consent of Deloitte & Touche LLP.
23.2**   Consent of Shearman & Sterling (see Exhibit 5.1).
24.1**   Power of Attorney (see page II-4).
27.1**   Financial Data Schedule.


---------------
 * To be supplied by amendment.

** Previously filed.


 + The Registrant intends to apply for confidential treatment of portions of this Exhibit. Accordingly, portions thereof have been omitted and will be filed separately.